SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2005
IntraBiotics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29993 (Commission File Number)	94-3200380 (IRS Employer Identification No.)
1009 Oak Hill Road, Suite 201
Lafayette, California 94549
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (925) 906-5331
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On August 19, 2005, Gregory W. Schafer resigned from his position as the Chief Financial Officer of Intrabiotics Pharmaceuticals, Inc. (the “Company”). Effective August 24, 2005, Denis Hickey, the Company’s Chief Executive Officer, was appointed as Chief Financial Officer of the Company. Mr. Hickey has served as the Company’s Chief Executive Officer since June 2005.
     Mr. Hickey, age 61 is a founding principal of Hickey & Hill, Inc., the firm that has managed the Company’s day to day operations since June 2005. Mr. Hickey has performed advisory and management assignments for several clients of Hickey & Hill, Inc., since 2001, primarily in the marketing services, agriculture, high tech equipment and other industries. From June 2003 through November 2003, Mr. Hickey was acting CFO of force Protection, Inc., a manufacturer of mine protected vehicles. Mr. Hickey’s prior experience also includes serving as CEO, CFO or Controller for a number of companies, including some that were publicly traded, and he began his career in public accounting with Touche Ross & Co. (now Deloitte & Touche). Mr. Hickey is providing his services to the Company under the agreement between the Company and Hickey & Hill, Inc., which became effective on June 20, 2005. Under the agreement, Hickey & Hill, Inc., receives a monthly fee of $9,000 for its services, which includes Mr. Hickey’s compensation. The agreement has an initial term of one year, but may be earlier terminated by either party under specified circumstances.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.
Date: August 24, 2005
/s/ DENIS HICKEY
Denis Hickey
Chief Executive Officer and Chief Financial Officer